EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to incorporation by reference in the Registration  Statements on Form
S-8 (File No. 333-40592) for The North American Resorts, Inc. 2000 Qualified Stock Option Plan and Form S-8 (File No. 333-40594) for The North American Resorts, Inc. 2000 Nonqualified Stock Option Plan of our accompanying report in Form 10- QSB/A dated July 12, 2000, relating to the balance sheets of North American Resorts, Inc. as of June 30, 2000 and 1999 and the related statements of operations and comprehensive income for the six and three months ended June 30, 2000 and 1999 and the statements of cash flows for the six months ended June 30, 2000 and 1999, respectively.

                                                         S. W. HATFIELD, CPA
Dallas, Texas
July 24, 2000








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